Execution Version
TECHNICAL SERVICES AGREEMENT
THIS TECHNICAL SERVICES AGREEMENT (this “Agreement”) is made and entered into as of August 11, 2022, by and between Rigid Core Manufacturing LLC, a Delaware limited liability company (“Company”), and Alabama Manufacturing Investment LLC, a Delaware limited liability company (“AMI” and together with Company, the “Parties” and each a “Party”).

RECITALS:

WHEREAS, pursuant to a Joint Venture Agreement (the “JV Agreement”) between TruCor, LLC (“TruCor”), AMI, and the other parties thereto, dated August 11, 2022, TruCor and AMI agreed to form Company for the purpose of manufacturing luxury vinyl tile (“LVT”) exclusively for the benefit of TruCor and AMI, and their respective affiliates (the “Business”);
WHEREAS, pursuant to the JV Agreement, AMI, through one or more of its Affiliates (as defined below), subcontractors, consultants and/or other third parties, has agreed to provide Company with certain technical services as more particularly described in Exhibit A attached hereto (the “Technical Services”).

    NOW, THEREFORE, for and in consideration of such engagement of AMI by Company, the above premises, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the Parties agree as follows:

1.Engagement. Company hereby engages AMI to perform or cause to be performed the Technical Services, and AMI hereby accepts such engagement.
2.Technical Services.
(a)AMI agrees to provide or cause to be provided the Technical Services described in Exhibit A attached hereto to Company on the terms and conditions set out in this Agreement and in Exhibit A.
(b)AMI and Company hereby agree that AMI may also provide such other Technical Services to Company (the “Additional Technical Services”) as AMI and Company may agree in writing, along with any corresponding adjustment to the Service Fees (defined below) as mutually agreed in writing by AMI and Company.
(c)AMI shall provide or cause to be provided each Service in compliance with applicable law, this Agreement, and in a manner generally consistent with, and with the same standard of care, as AMI provides such service on behalf of itself and its Affiliates. For the purpose of this Agreement, an “Affiliate” of a Party means an entity or organization other than the Party that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Party.
(d)AMI shall assign or cause to be assigned sufficient resources and qualified personnel as are reasonably required to perform the Technical Services in accordance with the standards set out in Section 2(c).
(e)Except as otherwise specified in this Agreement, AMI shall have the right to use an Affiliate, one or more third-party contractors (each, a “Subcontractor”), or consultants or other third parties to provide all or part of any Technical Service. AMI shall be responsible
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for any action of any Subcontractor which would constitute a breach under this Agreement if committed by AMI directly (including without limitation Sections 8 and 11 hereof).
(f)Company shall comply with the reasonable security policies and procedures (including but not limited to reasonable intellectual property, information technology and security safeguards) that AMI or its Affiliates or Subcontractors involved in providing the Technical Services have in place or may establish to protect AMI's or such Affiliates' or Subcontractors' assets, intellectual property, systems, or data used in providing the Technical Services. AMI or its Affiliates or Subcontractors involved in providing the Technical Services shall comply with the reasonable security policies and procedures (including but not limited to reasonable intellectual property, information technology and security safeguards) that Company has in place or may establish to protect Company's assets, intellectual property, systems, or data used in receiving the Technical Services.
(g)All procedures, methods, systems, strategies, tools, equipment, facilities or other resources used by AMI or any of its Affiliates or Subcontractors in connection with the provision of Technical Services shall remain the property of AMI or such Affiliate or Subcontractor, as applicable, except as expressly agreed to the contrary in writing by both Parties. Company shall not acquire any right, title or interest (including any license rights or rights of use) in any firmware, software or other intellectual property that may be used by AMI or any of its Affiliates or Subcontractors in providing the Technical Services, except as expressly agreed to the contrary in writing by both Parties.
(h)The Technical Services provided, or caused to be provided, by AMI under this Agreement are non-exclusive, and Company acknowledges and agrees that AMI and/or any Subcontractor(s) may have other business interests and provide services similar to the Technical Services to any third parties during the Term.
(i)Nothing in this Agreement is to be interpreted as limiting Company from engaging other consultants or service providers to provide Technical Services on such terms and conditions as may be satisfactory to Company.
3.Fees and Expenses.
(j)As consideration for providing the Technical Services, Company shall pay to AMI the amount specified for such Service on Exhibit A, including without limitation the fees and expenses of any Subcontractors, consultants and/or other third parties (“Service Fees”). In addition to such amounts, if any of AMI or its Affiliates or Subcontractors, consultants and/or other third parties incurs documented out-of-pocket expenses to third parties (i.e., not to any of AMI or its Affiliates) in providing any Technical Service (“Out-of-Pocket Costs”), Company shall reimburse AMI for such Out-of-Pocket Costs in accordance with the invoicing and payment procedures set out in this Section 3; provided however that AMI or any such Affiliate, Subcontractor, consultants and/or other third party shall obtain Company’s written consent prior to incurring, or agreeing to incur, any Out-of-Pocket Costs in excess of $500.
(k)Any equipment, licenses, seat costs, or related materials purchased and/or licensed by AMI at the specific request of Company for exclusive use by Company shall be paid in full by Company.
(l)In the event that Company requests AMI to perform, and AMI agrees to perform, Additional Technical Services, the Parties shall agree in writing on reasonable compensation to be paid by Company to AMI for any such Additional Technical Services and shall execute an amendment to this Agreement to add such Additional Technical Service as a

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new Exhibit A to make such Additional Technical Service a “Technical Service” for all purposes under this Agreement and to modify the Service Fees accordingly.
(m)Subject to the terms and conditions in this Agreement, AMI shall provide Company monthly invoices (“Invoices”), which shall set out in reasonable detail the Service Fees and Out-of-Pocket Costs incurred for the Technical Services performed during the preceding month, together with such supporting documentation of Out-of-Pocket Costs as Company may reasonably request. Company shall pay each Invoice within thirty (30) days after the date of the Invoice, except to the extent of any portion thereof being disputed in good faith by Company during the pendency of such dispute.
(n)The prices set out for the Technical Services are exclusive of taxes. Company shall be responsible for all sales, goods, use, Technical Services, excise, value added and other similar transactions taxes imposed or assessed in connection with the provision of the Technical Services (for the avoidance of doubt, excluding those which are solely measured by AMI’s income). Company shall pay to AMI its full compensation without any deductions made for taxes of any kind and shall pay to AMI any and all such taxes which AMI is required to collect under applicable law.
4.Responsibility for Wages and Employee Costs.
(o)So long as any employees of AMI or any of its Affiliates or Subcontractors are providing Technical Services to Company:
(i)such employees will remain employees of AMI or such Affiliate or such Subcontractor, as applicable, and shall not be deemed to be employees of Company for any purpose;
(ii)such employees shall remain under the sole direction, control and supervision of AMI or its Affiliate or Subcontractor, as applicable (and not of Company); and
(iii)AMI or such Affiliate or Subcontractor, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses, commissions, employee benefits, and the withholding and payment of all applicable taxes relating to such employees.
(p)With respect to any employees of Company:
(i)such employees will remain employees of Company and shall not be deemed to be employees of AMI for any purpose;
(ii)such employees shall remain under the sole direction, control and supervision of Company (and not of AMI); and
(iii)Company shall be solely responsible for the payment and provision of all wages, bonuses, commissions, employee benefits, and the withholding and payment of all applicable taxes relating to such employees.
5.No Partnership or Joint Venture.
(a)In performing Technical Services pursuant to this Agreement, AMI will be an independent contractor of Company, and this Agreement will not be deemed to create a partnership, joint venture, or other arrangement between the Parties.

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(b)The employees or agents of AMI shall not be deemed or construed to be the employees, agents, or partners of Company for any purposes whatsoever. The employees or agents of Company shall not be deemed or construed to be the employees, agents, or partners of AMI for any purposes whatsoever.
(c)AMI and AMI's personnel or agents shall not enter into contracts on behalf of, or execute contracts as employees or agents of, Company, or bind any Company in any manner, written or oral, express or implied. Company and Company’s personnel or agents shall not enter into contracts on behalf of, or execute contracts as employees or agents of, AMI, or bind AMI in any manner, written or oral, express or implied.
6.Term and Termination.
(a)The initial term of this Agreement shall commence on the date hereof and shall terminate on the fifth (5th) anniversary of the date of this Agreement (the “Initial Term”); provided that this Agreement shall automatically renew for successive additional two (2) year periods (each a “Renewal Term” and, together with the Initial Term, the “Term”), unless either Party notifies the other Party in writing of its intention not to renew this Agreement at least ninety (90) days prior to expiration of the Initial Term or any Renewal Term, as the case may be.
(b)This Agreement may be terminated
(i)at any time by the mutual written consent of the Parties;
(ii)at any time by either Party by written notice to the other Party in the event that (A) there shall be any law that makes the transactions contemplated by this Agreement illegal or otherwise prohibited; or (B) any governmental authority shall have issued a governmental order restraining or enjoining the transactions contemplated by this Agreement and such governmental order shall have become final and non-appealable;
(iii)by AMI upon one hundred eighty (180) days prior written notice to Company following (A) the termination of the JV Agreement; or (B) if AMI or TruCor acquires all of the membership interests in Company owned by the other such party in accordance with the terms of the JV Agreement or the Operating Agreement (as defined in the JV Agreement);
(iv)after the Initial Term by either Party without cause by providing not less than ninety (90) days’ prior written notice to the other Party;
(v)by either Party immediately if the other Party liquidates, dissolves, or shall be adjudicated insolvent, or has filed against it a petition in bankruptcy or for reorganization that is not dismissed or stayed within sixty (60) days, or voluntarily files a petition in bankruptcy or for reorganization or takes advantage of any insolvency act or proceeding, including an assignment for the benefit of creditors, or commits any other act of bankruptcy.
(a)Notwithstanding any termination of this Agreement, AMI shall be entitled to any Service Fees and reimbursement for Out-of-Pocket Costs payable to AMI pursuant to Section 3 hereof in accordance with the terms thereof to the extent such Service Fees were actually earned and such Out-of-Pocket Costs were actually incurred prior to termination. Sections 5, 6(c), 8, 11 and 13 through 22 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

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7.Force Majeure. AMI shall not be liable for any interruption, delay or failure to perform any obligation under this Agreement when such interruption, delay or failure is due to causes beyond its (or its Affiliates’ or Subcontractors’) reasonable control, including any strikes, lockouts, acts of any government, riot, insurrection or other hostilities, embargo, fuel or energy shortage, fire, flood, acts of God or general inability (not specific to AMI, its Affiliates or Subcontractors) to obtain necessary labor, materials or utilities. In any such event, AMI's obligations hereunder shall be postponed for such time as its (or its Affiliates’ or Subcontractors’) performance is suspended or delayed on account thereof and it shall have no liability to Company in connection therewith. AMI will promptly notify Company, in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, AMI will resume, or cause to be resumed, its (or its Affiliates’ or Subcontractors’) performance promptly.
8.Confidentiality Obligations.
(c)AMI and Company each acknowledge that each Party has previously obtained from the other Party, and during the Term of this Agreement it and its employees may obtain or be provided with information of the other Party which is non-public and economically valuable to such Party and is proprietary or confidential in nature, including, but not limited to, written or oral information regarding technical and scientific information and other business and technical information, that has been classified or marked as confidential (collectively, “Confidential Information”).
(d)Notwithstanding the foregoing, Confidential Information does not include information which (i) is already known to the receiving Party at the time of disclosure by the disclosing Party; (ii) is or becomes publicly known through no wrongful act of the receiving Party; (iii) is independently developed by the receiving party without benefit of the disclosing Party’s Confidential Information; or (iv) is received by the receiving Party from a third party without restriction and without breach of an obligation of confidentiality.
(e)All such Confidential Information shall at all times be and remain the exclusive property of the disclosing Party and shall be retained by the receiving Party in trust and in confidence, used by the parties hereto in connection with their obligations under this Agreement, shall not be discussed or made available by either Party to any party not a party hereto; provided, however, that each of parties hereto may disclose such Confidential Information (i) to its attorneys, professional advisors, consultants, accountants, independent auditors or affiliates on a confidential and “need-to-know” basis (collectively, a Party’s “Representatives”) (provided that (A) they are informed of the confidential nature of this Agreement and its contents and (B) each Party shall be responsible for any breach of this Agreement by its Representatives), (ii) to any financing source of such Party (collectively, a Party’s “Financing Sources”) (provided that (A) they are informed of the confidential nature of this Agreement and its contents and (B) each Party shall be responsible for any breach of this Agreement by its Financing Sources), (iii) in connection with a judicial, Technical or regulatory proceeding in which a Party hereto or any of their respective representatives are involved or as requested or required by regulatory authority or otherwise by law, so long as in the case of this clause (iii) the disclosing Party (A) promptly notifies the other parties hereto thereof (to the extent permitted by law or the rules governing the process requiring such disclosure), (B) uses reasonable efforts to consult with the non-disclosing Party on the advisability of taking steps to resist or narrow such request, and (C) if disclosure is required or deemed advisable, use reasonable efforts to cooperate with the non-disclosing parties, at its expense, in any attempt that it may make to obtain an order or other reliable assurance that confidential treatment will be accorded to the information so disclosed, (iv) in connection with any Required Disclosure (as such term is defined in the JV Agreement, and subject to the provisions therein relating to

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Required Disclosure), and (v) in connection with the enforcement of rights under this Agreement.
(f)Upon expiration or termination of this Agreement, the receiving Party agrees, upon written request, to either return or destroy the disclosing Party’s Confidential Information in its or its employees’, agents’, or representatives’ possession, including any notes, reports, analysis and other materials (in whatever form or medium) which were produced by the receiving Party (or its employees, agents, or representatives) and which include any of the disclosing Party’s Confidential Information.
9.Representations and Warranties.
(d)AMI represents and warrants to Company that: (i) it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required for purposes of this Agreement, except where the failure to be so qualified, in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement; and (ii) this Agreement has been executed and delivered by AMI and (assuming due authorization, execution and delivery by Company) constitutes the legal, valid and binding obligation of AMI, enforceable against AMI in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.
(e)Company represents and warrants to AMI that: (i) it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required, except where the failure to be so qualified, in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement; and (ii) this Agreement has been executed and delivered by Company and (assuming due authorization, execution, and delivery by AMI) constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.
10.Disclaimer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 9 OF THIS AGREEMENT, (I) NEITHER AMI NOR ANY PERSON ON AMI’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED; AND (II) COMPANY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY AMI, OR ANY OTHER PERSON ON AMI’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT.
11.Indemnification.
(g)Subject to terms and conditions of this Agreement, AMI shall, at its expense and at all times, indemnify, defend and hold harmless Company, its successors, assigns and affiliates and their respective personnel, officers and agents (each, a “Company Indemnitee”) from and against any and all claims, damages, losses, liabilities, costs and expenses, including reasonable attorneys’ fees and expenses (“Damages”) arising out of or resulting from (i) any breach of any representation or warranty of AMI as set forth in Section 9

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of this Agreement, (ii) any breach of any covenant or agreement of AMI under this Agreement, or (iii) AMI’s gross negligence or willful misconduct.
(h)Subject to terms and conditions of this Agreement, Company shall, at its expense and at all times, indemnify, defend and hold harmless AMI, its successors, assigns and affiliates and their respective personnel, officers and agents (each, a “AMI Indemnitee”) from and against all Damages arising out of or resulting from (i) any breach of any representation or warranty of Company as set forth in Section 9 this Agreement, (ii) any breach of any covenant or agreement of Company under this Agreement or (iii) Company’s gross negligence or willful misconduct.
(i)Notwithstanding any other provision of this Agreement, except in the case of AMI’s gross negligence or willful misconduct, Company’s (including any Company Indemnitee’s) exclusive remedy for any Damages arising from or related to AMI’s breach of any representation, warranty, covenant or agreement set forth in this Agreement shall be a refund of the Service Fees paid to AMI for the Technical Services provided in connection with the breach of any such representation, warranty, covenant or agreement; provided, however, that in no event will Damages payable by AMI to Company (including all Company Indemnitees) for any breach under this Agreement exceed, in aggregate, the Service Fees paid to AMI for the twenty-four (24) month period before the effective date of any such breach. Notwithstanding any other provision of this Agreement, except in the case of Company’s gross negligence or willful misconduct, AMI’s (including any AMI Indemnitee’s) exclusive remedy for any Damages arising from or related to Company’s breach of any representation, warranty, covenant or agreement set forth in this Agreement shall be an amount equal to the Service Fees paid by Company to AMI for the Technical Services provided in connection with the breach of any such representation, warranty, covenant or agreement; provided, however, that in no event will Damages payable by Company to AMI (including all AMI Indemnitees) for any breach under this Agreement exceed, in aggregate, the Service Fees paid to AMI for the twenty-four (24) month period before the effective date of any such breach.
(j)EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR TO THE EXTENT AWARDED TO A THIRD PARTY, IN NO EVENT SHALL EITHER PARTY OR THEIR REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT THE OTHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.
12.Insurance. At all times during the Term of this Agreement, each Party shall procure and maintain, at its sole cost and expense, at least the following types and amounts of insurance coverage:
(b)AMI shall secure and maintain (i) general commercial liability (which shall have limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate), and (ii) excess liability (which shall have a limit of not less than Ten Million Dollars ($10,000,000 in the aggregate), protecting AMI against any loss, cost, damage or expense customarily insured against by comparable businesses. All such

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policies shall name Company as an additional insured and shall be carried with such companies reasonably satisfactory to AMI and Company.
(c)Company shall secure and maintain (i) general commercial liability (which shall have limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate), and (ii) excess liability (which shall have a limit of not less than Ten Million Dollars ($10,000,000 in the aggregate), protecting Company against any loss, cost, damage or expense customarily insured against by comparable businesses. All such policies shall name AMI as an additional insured and shall be carried with such companies reasonably satisfactory to Company and AMI.
13.Assignment; Successors and Assigns, etc. No Party may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other Party and without such consent any attempted transfer or assignment shall be null and of no effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors, executors, administrators, heirs and permitted assigns.
14.Notices. All notices, requests, demands and other communications required or permitted hereunder will be in writing and, if mailed by prepaid first class mail or certified mail, return receipt requested, will be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, in which event the notice will be deemed effective when delivered, or by overnight courier, in which event the notice will be deemed to have been received on the next business day following delivery to such courier. Finally, notices hereunder may be delivered by facsimile or electronic mail transmission; if sent by facsimile transmission, such notice will be deemed to have been received on the next business day following dispatch and acknowledgment of receipt by the recipient’s facsimile machine; and if sent by electronic mail transmission, such notice will be deemed to have been received on the next business day following such successful transmission. All notices and other communications under this Agreement will be given to the Parties at the following addresses:
(k)If to Company:
Rigid Core Manufacturing LLC
Attention: Kennedy Frierson
475 Reed Road
Dalton, GA 30720-6307
Email: kennedy.frierson@dixiegroup.com
and
Rigid Core Manufacturing LLC
[address to be provided]

(l)If to AMI:
Alabama Manufacturing Investment LLC
[address to be provided]

with a copy (which shall not constitute notice) to:
Golenbock Eiseman Assor Bell & Peskoe LLP
711 Third Avenue, 17th Floor
New York, NY 10017
Attn: Richard S. Kaplan, Esq.

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In calculating time periods for notice, when a period of time measured in days, weeks, months, years or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted. Either Party may change the address to which notice is to be sent by written notice to the other Party in accordance with this Section.

15.Waiver. No failure on the part of a Party to exercise, and no delay in exercising, any right, power or privilege of a Party hereunder shall operate as a waiver thereof. The waiver by a Party of any breach of this Agreement by the other Party shall not be effective unless in writing, and no such waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.
16.Titles. The titles, captions and headings contained in this Agreement are for convenience of reference only and shall not affect the meaning, construction or interpretation of any provisions of this Agreement.
17.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
18.Amendment. This Agreement may be amended or modified only by a written instrument signed by duly authorized representatives of Company and AMI.
19.Governing Law; Submission to Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to any conflicts or choice of law principles which otherwise might be applicable. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Georgia in each case located in the City of Atlanta, and each Party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action, or proceeding.
20.Jury Trial Waiver. The Parties acknowledge that the right to trial by jury is a constitutional one, but that it may be waived. Each of the Parties, after consulting (or having the opportunity to consult) with counsel of its choice, knowingly, voluntarily and intentionally waives any right to trial by jury in any action or other legal proceeding arising out of or relating to this Agreement, including any document or correspondence pertaining to this Agreement.
21.Construction. Each Party and its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and, accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either Party.
22.Entire Agreement. This Agreement, including all exhibits hereto, embodies the entire agreement between, and the understanding of, the Parties in respect of the subject matter contained herein.

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[Remainder of page intentionally left blank.
Signature page immediately follows.]

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    IN WITNESS WHEREOF, the Parties have executed, or caused to be executed, this Agreement, as of the date first above written.

AMI: ALABAMA MANUFACTURING INVESTMENT LLC

By: ______________________________________
Name: ___________________________________
Title: ____________________________________

COMPANY: RIGID CORE MANUFACTURING LLC

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

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EXHIBIT A

Technical Services

Service Fees to AMI shall be billed at such rates as shall be determined from time to time by the unanimous approval of the Board (as defined in the JV Agreement) of Company; and Service Fees payable in respect of any Subcontractor, consultant or other third party engaged by AMI shall be the invoiced amount therefor, without mark-up by AMI.

a.For purposes of this Agreement, “Technical Services” shall be defined as (i) advisory services with respect to the development of a procurement plan for the production of JVCO Products (as defined in the JV Agreement), (ii) advisory services with respect to the location, set-up, installation, optimization and maintenance of the machinery and equipment necessary for the production JVCO Products at the JVCO Plant (as defined in the JV Agreement), (iii) advisory services and oversight of the acquisition of machinery and equipment necessary for the production of JVCO Products at the JVCO Plant, (iv) advisory services and oversight of the buildout of the JVCO Plant, and (v) testing of Company’s equipment and machinery that are necessary to produce JVCO Products at the JVCO Plant.
b.AMI, directly or through Subcontractors, consultants and/or other third parties, shall provide Company with the Technical Services necessary and/or appropriate to enable Company to: (i) develop, build out and commence production of JVCO Products at the JVCO Plant as contemplated in the Business Plan (as defined in the JV Agreement); and (ii) maintain production of JVCO Products at the JVCO Plant as contemplated in Business Plan.
c.To the extent that AMI incorporates or otherwise utilizes any intellectual property and/or trade secrets owned by AMI into the Technical Services, or prepares derivative works therefrom for use by Company in connection with the JVCO Business (as defined in the JV Agreement) (collectively, the “AMI IP”), AMI hereby grants (i) Company a perpetual, royalty-free, non-exclusive, non-assignable, non-sublicensible right and license to use and exploit such AMI IP solely in conjunction with Company Business; and (ii) Trucor and the Affiliates thereof a perpetual, royalty-free, non-exclusive, non-assignable, non-sublicensible right and license to use and exploit such AMI IP, except for any such AMI IP which is registered, or is capable of being registered, as a copyright, trademark or patent by AMI or any of its Affiliates (“AMI Specified IP”).
d.To the extent that AMI subcontracts or hires consultants and/or other third parties to perform any portion of the Technical Services, then AMI shall procure the necessary licenses from any such Subcontractor, consultant or other third party, to enable Company to use the results and proceeds of such Subcontractor’s, consultant’s or other third party’s services
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e.To the extent that Company develops, individually or jointly with others, any works of authorship, inventions, discoveries, improvements, designs, data, trademarks, service marks, copyright and/or other intellectual property related to, derived from and/or embodying any of the AMI IP, all such works shall be deemed to be owned by AMI upon creation, and licensed hereunder to Company, Trucor and the Affiliates thereof in accordance with the terms and conditions of Section (c) above (including the limitation relating to AMI Specified IP). Specifically, upon creation of such works, to the extent that any such intellectual property shall be in the form of copyrightable works of authorship, then all such works shall be deemed to be “Works Made for Hire” for AMI as such term is defined in the United States Copyright Act, 17 U.S.C. 101, et seq. and as such shall be owned by AMI. To the extent that any such copyrightable work does not qualify as a Work Made for Hire, and with respect to the remainder of the intellectual property governed by this Section (e) (collectively, the “Assigned Work(s)”), then for the consideration as contained herein, the receipt and sufficiency of which is hereby acknowledged by Company, Company hereby irrevocably and absolutely assigns, transfers and conveys to AMI all rights in the Assigned Works, now known or hereafter devised, in perpetuity, throughout the universe, in all media now known or hereafter devised, including but not limited to the copyrights and all extensions and renewals thereof and the trademarks and all goodwill associated therewith (collectively, the Works Made for Hire and the Assigned Works shall be referred to herein as the “Work Product”). Company shall obtain from any third party making a contribution to the creation of any Work Product an acknowledgement that the work being created is a “Work Made for Hire,” and further providing that to the extent any such work does not so qualify, that the third party thereby assigns, transfers and conveys all of its rights so that this assignment by Company shall grant full rights in and to the created Work Product to AMI. Company agrees to execute any reasonably necessary documents to confirm AMI’s ownership of such rights.
f.To the extent that Company develops, individually or jointly with others, any works of authorship, inventions, discoveries, improvements, designs, data and/or intellectual property that are not related to or derived from the AMI IP (all such works defined as “JVCO IP”), Company hereby grants to each of AMI, Trucor and the Affiliates thereof respectively, perpetual, royalty-free, non-exclusive, assignable, sublicensible rights and licenses to use and exploit such JVCO IP without any further approval of, or compensation to, Company or to any other person or entity.

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